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Exhibit 4.12

FIFTH SUPPLEMENTAL INDENTURE

Dated as of July 17, 2003

        THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of July 17, 2003 (the "Fifth Supplemental Indenture"), by and among Sinclair Broadcast Group, Inc., a Maryland corporation, (hereinafter the "Company"), certain of the Company's subsidiaries identified as Guarantors on the signature pages hereof (collectively, the "Existing Guarantors") and the Company's subsidiaries identified as New Guarantors on the signature pages hereof (the "New Guarantors"), and Wachovia Bank, National Association (formerly First Union National Bank), as Trustee under the Indenture, as hereinafter defined (hereinafter the "Trustee").

        WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an Indenture dated as of March 14, 2002 (the "Existing Indenture") pursuant to which the Company issued its 8% Senior Subordinated Notes due 2012 (hereinafter the "Notes").

        WHEREAS, on July 26, 2002, the Company, certain of its Subsidiaries and the Trustee executed the First Supplemental Indenture amending certain terms and conditions of the Indenture (the "First Supplemental Indenture").

        WHEREAS, on November 8, 2002, the Company, certain of the Subsidiaries and the Trustee executed the Second Supplemental Indenture amending certain terms and conditions of the Indenture (the "Second Supplemental Indenture").

        WHEREAS, on January 17, 2003, the Company, certain of the Subsidiaries and the Trustee executed the Third Supplemental Indenture amending certain terms and conditions of the Indenture (the "Third Supplemental Indenture").

        WHEREAS, May 9, 2003, the Company and certain of its subsidiaries and Trustee executed the Fourth Supplemental Indenture amending certain terms and conditions of the Indenture (the "Fourth Supplemental Indenture"). The Indenture, as amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, and the Fourth Supplemental Indenture collectively referred to herein as (the "Existing Indenture"). All capitalized terms used in this Fifth Supplemental Indenture and not otherwise defined shall be assigned the meaning ascribed to them in the Indenture.

        WHEREAS, the Existing Indenture provides that, without the consent of any Holders, the Company and the Existing Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into indentures supplemental thereto or agreements or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, for the purpose of adding a Guarantor pursuant to the requirements of Section 1014 therein.

        WHEREAS, the New Guarantors wish to guarantee the Notes pursuant to Section 1014(b) of the Indenture.

        WHEREAS, pursuant to the Existing Indenture the Company, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this Fifth Supplemental Indenture for the purposes stated herein; and

        WHEREAS, all things necessary have been done to make this Fifth Supplemental Indenture, when executed and delivered by the Company, the Existing Guarantors, and the New Guarantors, the legal, valid and binding agreement of the Company, the Existing Guarantors, and the New Guarantors, in accordance with its terms.

  NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH:

        The parties hereto mutually covenant and agree as follows:

Section I

        Section 1.01. Pursuant to Section 1014(b) of the Existing Indenture, as of the date of this Fifth Supplemental Indenture, the New Guarantors shall be deemed to be a Restricted Subsidiary of the Company and a Guarantor of the Notes and hereby executes and delivers this Fifth Supplemental Indenture to evidence its guarantee of the Notes on the same terms as the guarantee (the "Senior Guarantee") of the indebtedness (the "Senior Indebtedness") associated with the Credit Agreement dated as of July 15, 2002, by and among the Company and certain of its subsidiaries and JPMorgan Chase Bank, as Agent for the Lenders which are parties thereto and as amended, modified and supplemented from time to time (the "Credit Agreement"), as hereinafter set forth and further provided that said guarantee of the Notes by the New Guarantors shall be subordinated to the Senior Guarantee to the same extent as the Notes are subordinated to the Senior Indebtedness pursuant to the Existing Indenture.

Section II

        Section 2.01.    Guarantee.    The New Guarantors hereby agree to guarantee the Existing Indenture and the Notes related thereto pursuant to the terms and conditions of Article Fourteen of the Existing Indenture, such Article Fourteen being incorporated by reference herein as if set forth at length herein.

        Section 2.02.    Rights of Contribution.    For the purposes of this Section 2.02 Existing Guarantors and the New Guarantors shall be individually referred to as "Guarantor" and collectively, as "Guarantors." The Guarantors hereby agree, as between themselves, that if any Guarantor (an "Excess Funding Guarantor") shall pay Indenture Obligations in excess of the Excess Funding Guarantor's Pro Rata Share (as hereinafter defined) of such Indenture Obligations, the other Guarantors shall, on demand (but subject to the next sentence hereof), pay to the Excess Funding Guarantor an amount equal to their respective Pro Rata Share of such Excess Funding Guarantor's payment. The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 2.02 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section II and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For the purposes hereof, "Pro Rata Share" shall mean, for any Guarantor, a percentage equal to the percentage of such Guarantor's Net Assets as of the Valuation Date (as defined in the next sentence) of the aggregate Net Assets of all of the Guarantors as at such date. For purposes of the preceding sentence, the "Valuation Date" shall mean the date hereof; provided that, if the Trustee requests from time to time that the Guarantors ratify and confirm their respective obligations under this Section II, they shall promptly do so pursuant to an instrument reasonably satisfactory to the Trustee and the Valuation Date shall mean the date of the latest such ratification and confirmation to occur at the request of the Trustee after the date hereof, and "Net Assets" shall mean with respect to any Guarantor as at any date, an amount equal to the excess of the fair salable value of the assets of such Guarantor at such date (without taking into account the rights of such Guarantor under Section 3.08 of the Credit Agreement), and excluding the value of the shares of the stock or other equity interest owned by such Guarantor and any other Guarantor party to this Indenture, on such date over the amount that would be required to pay the probable liabilities of such Guarantor determined as of such date (excluding the obligations of such Guarantor under Section 3 of the Credit Agreement) on all of its debts.

Section III

        Section 3.01. This Fifth Supplemental Indenture shall be construed as supplemental to the Existing Indenture and shall form a part thereof, and the Existing Indenture is hereby incorporated by reference herein and, as supplemented hereby and is hereby ratified, approved and confirmed.

        Section 3.02. This Fifth Supplemental Indenture may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

        Section 3.03. This Fifth Supplemental Indenture shall be effective and operative on the date and time hereof.

        [SIGNATURES ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year above written.

ATTEST:	THE COMPANY:
SINCLAIR BROADCAST GROUP, INC.
___________________	By:	___________________(SEAL) David B. Amy, Executive Vice President and Chief Financial Officer
ATTEST AS TO ALL	SUBSIDIARY GUARANTORS:

CHESAPEAKE TELEVISION, INC.
KSMO, INC.
WCGV, INC.
SINCLAIR ACQUISITION IV, INC.
WLFL, INC.
SINCLAIR MEDIA I, INC.
WSMH, INC.
SINCLAIR MEDIA II, INC.
WSTR LICENSEE, INC.
WGME, INC.
SINCLAIR MEDIA III, INC.
WTTO, INC.
WTVZ, INC.
WYZZ, INC.
KOCB, INC.
KSMO LICENSEE, INC.
WDKY, INC.
WYZZ LICENSEE, INC.
KLGT, INC.
SINCLAIR TELEVISION COMPANY II, INC.
WSYX LICENSEE, INC.
WGGB, INC.
WTWC, INC.
SINCLAIR COMMUNICATIONS II, INC.
SINCLAIR HOLDINGS I, INC.
SINCLAIR HOLDINGS II, INC.
SINCLAIR HOLDINGS III, INC.
SINCLAIR TELEVISION COMPANY, INC.
SINCLAIR TELEVISION OF BUFFALO, INC.
SINCLAIR TELEVISION OF CHARLESTON, INC.
SINCLAIR TELEVISION OF NASHVILLE, INC.
SINCLAIR TELEVISION OF NEVADA, INC.
SINCLAIR TELEVISION OF TENNESSEE, INC.
SINCLAIR TELEVISION OF LICENSE HOLDER, INC.
SINCLAIR TELEVISION OF DAYTON, INC.

SINCLAIR ACQUISITION VII, INC. SINCLAIR ACQUISITION VIII, INC. SINCLAIR ACQUISITION IX, INC. SINCLAIR ACQUISITION X, INC. SINCLAIR ACQUISITION XI, INC. SINCLAIR ACQUISITION XII, INC.

MONTECITO BROADCASTING CORPORATION
CHANNEL 33, INC.
WNYO, INC.
NEW YORK TELEVISION, INC.
WVTV LICENSEE, INC.
RALEIGH (WRDC-TV) LICENSEE, INC.
BIRMINGHAM (WABM-TV) LICENSEE, INC.
SAN ANTONIO (KRRT-TV) LICENSEE, INC.
SINCLAIR ACQUISITION XIII, INC.
SINCLAIR ACQUISITION XIV, INC.
SINCLAIR ACQUISITION XV, INC.
SINCLAIR TELEVISION GROUP, INC.
SINCLAIR PROPERTIES, LLC SINCLAIR PROPERTIES II, LLC
KBSI LICENSEE L.P. KETK LICENSEE L.P. WMMP LICENSEE L.P. WSYT LICENSEE L.P.
By:	Sinclair Properties, LLC, General Partner
WEMT LICENSEE L.P. WKEF LICENSEE L.P.
By:	Sinclair Properties II, LLC, General Partner
WGME LICENSEE, LLC
By:	WGME, Inc., Member
WICD LICENSEE, LLC WICS LICENSEE, LLC KGAN LICENSEE, LLC
By:	Sinclair Acquisition IV, Inc., Member
WSMH LICENSEE, LLC
By:	WSMH, Inc., Member
WPGH LICENSEE, LLC KDNL LICENSEE, LLC WCWB LICENSEE, LLC
By:	Sinclair Media I, Inc., Member
WTVZ LICENSEE, LLC
By:	WTVZ, Inc., Member

CHESAPEAKE TELEVISION LICENSEE, LLC KABB LICENSEE, LLC SCI—SACRAMENTO LICENSEE, LLC WLOS LICENSEE, LLC
By:	Chesapeake Television, Inc., Member
KLGT LICENSEE, LLC
By:	KLGT, Inc., Member
WCGV LICENSEE, LLC
By:	WCGV, Inc., Member
SCI—INDIANA LICENSEE, LLC KUPN LICENSEE, LLC WEAR LICENSEE, LLC
By:	Sinclair Media II, Inc., Member
WLFL LICENSEE, LLC
By:	WLFL, Inc., Member
WTTO LICENSEE, LLC
By:	WTTO, Inc., Member
WTWC LICENSEE, LLC
By:	WTWC, Inc., Member
WGGB LICENSEE, LLC
By:	WGGB, Inc., Member
KOCB LICENSEE, LLC
By:	KOCB, Inc., Member
WDKY LICENSEE, LLC
By:	WDKY, Inc., Member
KOKH LICENSEE, LLC
By:	KOKH, LLC., Member
By:	WDKY, Inc., Member of KOKH, LLC
WUPN LICENSEE, LLC WUTV LICENSEE, LLC WXLV LICENSEE, LLC
By:	Sinclair Television of Buffalo, Inc., Member
WUXP LICENSEE, LLC
By:	Sinclair Television of Tennessee, Inc., Member
WCHS LICENSEE, LLC
By:	Sinclair Media III, Inc., Member

SINCLAIR FINANCE, LLC SINCLAIR FINANCE HOLDINGS, LLC
	By:	KLGT, Inc., Member
WUHF LICENSEE, LLC WMSN LICENSEE, LLC
	By:	Sinclair Television Company, Inc., Member
WZTV LICENSEE, LLC WVAH LICENSEE, LLC
	By:	Sinclair Television of Nashville, Inc., Member
WRLH LICENSEE, LLC WTAT LICENSEE, LLC
	By:	Sinclair Television of Charleston, Inc., Member
WRGT LICENSEE, LLC
	By:	Sinclair Television of Dayton, Inc.
SINCLAIR NEWSCENTRAL, LLC
	By:	Sinclair Communications, LLC, Member
	By:	Sinclair Broadcast Group, Inc., Member of Sinclair Communications, LLC
SINCLAIR PROGRAMMING COMPANY, LLC SINCLAIR COMMUNICATIONS, LLC
	By:	Sinclair Broadcast Group, Inc., Member
KOKH, LLC
	By:	WDKY, Inc., Member
WRDC, LLC
	By:	WLFL, Inc., Member
___________________	By:	___________________(SEAL) David B. Amy, in his capacity as Secretary, Manager or Executive Vice President, as the case may be
ATTEST:	NEW GUARANTORS:
KDSM, LLC
	By:	Sinclair Broadcast Group, Inc.
KDSM LICENSEE, LLC
	By:	KDSM, LLC, Member
	By:	Sinclair Broadcast Group, Inc., Member of
KDSM, LLC
___________________	By:	___________________(SEAL)
David B. Amy, Executive Vice President

ATTEST:	TRUSTEE:
WACHOVIA BANK, NATIONAL ASSOCIATION (FORMERLY FIRST UNION NATIONAL BANK), AS TRUSTEE
___________________	By:	___________________(SEAL)

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  Exhibit 4.12
FIFTH SUPPLEMENTAL INDENTURE
Section I
Section II
Section III